     [BROWN & BROWN LOGO]

  News Release

April 10, 2003                                                                          Cory T. Walker

                                                                                                            Chief Financial Officer

                                                                                                             (386) 239-7250

BROWN & BROWN, INC.

ANNOUNCES A 51% INCREASE IN FIRST QUARTER EARNINGS

(Daytona Beach and Tampa, Florida) . . . Brown & Brown, Inc. (NYSE:BRO) today announced a new record for its earnings in the first quarter.

Net income per share for the quarter ended March 31, 2003 was $0.44, an increase of 41.9% over the $0.31 in net income per share reported for the quarter ended March 31, 2002.  Net income rose to $30,536,000 for the first quarter of 2003, versus net income of $20,162,000 for the quarter ended March 31, 2002, an increase of 51.5%.

Total revenue for the quarter ended March 31, 2003 was up 30.4%, to $144,736,000, compared with $111,035,000 recorded in the corresponding quarter in 2002. Our revenue increase was enhanced by an 83% increase in the contingent commissions earned in the first quarter of 2003 over the similar revenues earned in the corresponding quarter of 2002.

J. Hyatt Brown, Chairman and CEO, commented, "We had a gangbuster quarter.  Every facet of our proven operating model generated positive results; not only did we experience good internal growth, along with very effective and profitable acquisition activity, but also the strong relationships that we have forged with our insurance company partners enhanced both our revenues and earnings."

Jim W. Henderson, President and Chief Operating Officer added, "We completed seven very fine acquisitions during the quarter, with $23.7 million in annualized revenues.  Notable among these is the premier agency, MFC&V, in Santa Barbara, California, The Coleman Agency in San Antonio, Texas, and Saville & Associates, Inc., of Atlanta, Georgia that further enhances our role as a leader in serving the insurance needs of small to medium sized governmental entities. We also purchased the remaining 25% interest in our FIU subsidiary."

Brown & Brown, Inc. and its subsidiaries provide a broad range of insurance and reinsurance products and services, as well as risk management, employee benefit administration, and managed health care services through offices located across the United States. The company is ranked by Business Insurance magazine as the nation's sixth largest independent insurance intermediary organization. Our Web address is www.bbinsurance.com.

This press release may contain certain statements relating to future results which are forward-looking statements. These statements are not historical facts, but instead represent only the Company's belief regarding future events, many of which, by their nature, are inherently uncertain and outside of the Company's control. It is possible that the Company's actual results and financial condition may differ, possibly materially, from the anticipated results and financial condition indicated   in   these   forward-looking   statements.   Further   information   concerning   the

Company and its business, including factors that potentially could materially affect the Company's financial results, are contained in the Company's filings with the Securities and Exchange Commission. Some factors include: general economic conditions around the country; downward commercial property and casualty premium pressures; the competitive environment; the integration of the Company's operations with those of businesses or assets the Company has acquired or may acquire in the future and the failure to realize the expected benefits of such integration; and the potential occurrence of a disaster that affects certain areas of the States of Arizona, California, Florida and/or New York, where significant portions of the Company's business are concentrated.  All forward-looking statements included in this press release are made only as of the date of this press release, and we do not undertake any obligation to publicly update or correct any forward-looking statements to reflect events or circumstances that subsequently occur or of which we hereafter become aware.

This press release includes an Internal Growth Schedule that may contain references to non-GAAP (generally accepted accounting principles) financial measures as defined in new SEC Regulation G.  Consistent with Regulation G, a reconciliation of this financial information to our GAAP information follows the Internal Growth Schedule.  As explained in the Reconciliation, the Internal Growth Schedule shows period-to-period performance of certain aspects of our business, excluding contingent commissions and commissions and fees generated from divested business, as well as an adjustment for a one-time upfront payment of commissions in 2002.

The information in this press release that may contain non-GAAP financial measures as defined in Regulation G is included in the press release because we believe such information is of interest to the investment community because it provides additional methods of evaluating certain aspects of the Company's performance from period-to-period on a basis that may not otherwise be apparent on a GAAP basis.  The Internal Growth Schedule should be viewed in addition to, and not in lieu of, the Company's reported Consolidated Statements of Income for the Three Months ended March 31, 2003 and 2002.

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Brown & Brown, Inc.

CONSOLIDATED STATEMENTS OF INCOME

For the Three Months Ended March 31, 2003 and 2002

(In thousands, except per share data)

(unaudited)

	2003	2002
REVENUES

Commissions and fees	$144,252	$110,826
Investment income	333	355
Other income (loss), net	151	(146)
Total revenues	144,736	111,035

EXPENSES

Employee compensation and benefits	68,241	55,400
Non-cash stock grant compensation	817	777
Other operating expenses	19,406	14,927
Amortization	4,337	3,269
Depreciation	1,927	1,715
Interest	1,007	1,236
Total expenses	95,735	77,324

Income before income taxes and minority interest	49,001	33,711

Income taxes	18,465	12,979

Minority interest, net of income tax	-	570

Net income	$ 30,536	$ 20,162

Net income per share:
Basic	$0.45	$0.31
Diluted	$0.44	$0.31

Weighted average number of shares outstanding:
Basic	68,173	64,300
Diluted	68,931	65,158

Brown & Brown, Inc.

Internal Growth Schedule

Core Commissions and Fees(1)

Three Months Ended March 31, 2003

  (In thousands)

(unaudited)

Quarter Ended 3/31/03	Quarter Ended 3/31/02	Total Net

Change

Total Net

Growth %

Less Acquisition

Revenues

Internal Net

Growth %

Florida Retail
	$ 32,581	$29,575	$ 3,006	10.2%	$ 292	9.2%
National Retail	36,625	27,980	8,645	30.9%	7,057	5.7%
Western Retail	22,807	16,817	5,990	35.6%	4,609	8.2%

     Total Retail

	92,013	74,372	17,641	23.7%	11,958	7.6%

Professional Programs	9,867	3,889	5,978	153.7%	5,828	3.9%
Special Programs	9,768	8,093	1,675	20.7%	62	19.9%
Total Programs	19,635	11,982	7,653	63.9%	5,890	14.7%

Brokerage

	7,212	3,891	3,321	85.4%	1,438	48.4%

TPA Services	7,219	6,646	573	8.6%	-	8.6%

Total Core Commissions and Fees (1)	$126,079	$96,891	$29,188	30.1%	$19,286	10.2%

Reconciliation of Internal Growth Schedule

toTotal Commissions and Fees

Included in the Consolidated Statements of Income

forthe Three Months Ended March 31, 2003 and 2002

	Quarter Ended 3/31/03	Quarter Ended 3/31/02
Total core commissions and fees(1)	$126,079	$96,891
Contingent commissions	18,173	9,933
Adjustment for upfront annual commissions (2)	-	1,475
Divested business in 2001	-	57
Divested business in 2002	-	2,470

Total Commission & Fees	$144,252	$110,826

Total core commissions and fees are our total commissions and fees less (i) contingent commissions (revenue derived from special revenue-sharing commissions from insurance companies based upon the volume and the growth and/or profitability of the business placed with such companies during the prior year), (ii) adjustment for upfront annual commissions (explained below), and (iii) divested business (commissions and fees generated from offices, books of business or niches sold by the Company or terminated).

Commissions from a Florida-based workers' compensation carrier that changed its agency commission payment policy from paying on a monthly basis to paying on an up-front annual basis only for year 2002.  Beginning January 1, 2003, this carrier reverted back to paying commissions on a monthly basis.

Brown & Brown, Inc.

CONSOLIDATED BALANCE SHEETS

(In thousands)

	March 31	December 31

	2003	2002

	(Unaudited)

ASSETS

Current assets:
Cash and cash equivalents	$49,835	$91,247
Restricted cash	116,724	79,796
Short-term investments	1,931	446
Premiums, commissions and fees receivable	132,808	144,244
Other current assets	16,040	16,527
Total current assets	317,338	332,260

Fixed assets, net	25,384	24,730
Goodwill, net	201,705	176,269
Other intangible assets, net	232,852	203,984
Investments	8,267	8,585
Deferred income taxes, net	1,972	1,788
Other assets	6,517	6,733
Total assets	$794,035	$754,349

LIABILITIES

Current liabilities:
Premiums payable to insurance companies	$201,001	$191,682
Premium deposits and credits due customers	15,931	16,723
Accounts payable	34,455	15,393
Accrued expenses	39,506	46,586
Current portion of long-term debt	27,348	27,334
Total current liabilities	318,241	297,718

Long-term debt	53,324	57,585

Other liabilities	5,854	5,604

Minority Interest	-	1,852

SHAREHOLDERS' EQUITY

Common stock, par value $0.10 per share; authorized 140,000 shares; issued and outstanding, 68,084 at 2003 and 68,178 at 2002	6,808	6,818
Additional paid-in capital	158,170	159,564
Retained earnings	249,718	223,102
Accumulated other comprehensive income	1,920	2,106

Total shareholders' equity	416,616	391,590

Total liabilities and shareholders' equity	$794,035	$754,349